Exhibit 23.1

From: Becca Ritchie <becca@macaccountinggroup.com>

Subject: RE: CONNEXA SPORTS TECHNOLOGIES INC 03-30-2023 Form 10-K April 30 2022 Version 10

Date: May 17, 2023 at 6:51:58 PM GMT+3

To: Mark Radom <mark.radom@slingerbag.com>, Jayme McWidener <jayme@macaccountinggroup.com>

Cc: Michael Pollack <mpollack@kbl.com>, Mike Ballardie <mike@slingerbag.com>

Thank you, Mark.

You have our consent to file your 4/30/2022 Form 10-K with the SEC.

Becca Ritchie, CPA

Partner

Mac Accounting Group & CPAs, LLP

Cell: 585.749.7714

Email: becca@macaccountinggroup.com